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EXHIBIT 11

LANVISION SYSTEMS, INC.
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

For the three and six months ended July 31, 2004 and 2003

                                         Three          Months           Six             Months
                                      ---------------------------     ---------------------------
                                         2004            2003            2004             2003
                                      -----------     -----------     -----------     -----------
Net earnings(loss)                    $  (462,328)    $   213,596     $  (883,391)    $  (462,196)
                                      ===========     ===========     ===========     ===========
Average shares outstanding              9,067,700       8,991,517       9,051,973       8,978,207
Stock options & purchase plan:
 Total options & purchase plan
shares                                          -         390,673               -               -
 Assumed treasury stock buyback                 -        (202,439)              -               -
Warrants assumed converted                      -               -               -               -
Convertible redeemable preferred
stock assumed converted                         -               -               -               -
                                      -----------     -----------     -----------     -----------
Number of shares used in per
 common share computation               9,067,700       9,179,751       9,051,973       8,978,207
                                      ===========     ===========     ===========     ===========
Basic net earnings ( loss ) per
share of common stock                 $     (0.05)    $      0.02     $     (0.10)    $     (0.05)
                                      ===========     ===========     ===========     ===========
Diluted net earnings ( loss ) per
share of common stock                 $     (0.05)    $      0.02     $     (0.10)    $     (0.05)
                                      ===========     ===========     ===========     ===========

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